UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 22, 2010)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Building F, 7th Floor Chemin de Blandonnet Vernier, Switzerland		CH-1214
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 22, 2010, the Executive Compensation Committee of the Board of Directors approved the acceleration of the vesting of all stock options and time-vested restricted share awards held by Robert L. Long upon his retirement as Chief Executive Officer and a member of the Board of Directors of the Company on February 28, 2010 (the “Retirement”) such that the awards will vest upon his Retirement and be exercisable pursuant to the original terms of such awards. In addition, the Executive Compensation Committee approved a modification of the performance-based contingent deferred units held by Mr. Long at Retirement such that he will receive the entire amount of the units that he would have earned over the three-year performance cycle for the units, instead of a pro rata portion. The ultimate award he receives will be based on his target performance award modified by the Committee’s determination of the Company’s relative Total Shareholder Return (as that term is defined in the award) performance at the conclusion of the applicable performance cycle.

The following table provides further details regarding the effect of the Executive Compensation Committee’s actions on Mr. Long’s stock options, time-vested restricted share award, and performance-based contingent deferred units.

As of February 28, 2010:
Award Date	Exercise Price	Award Amount	Vested	Unvested	Outstanding & Retained	Treatment	Value of Change(1)

Stock Options:
7/9/08	$144.32	70,244	23,414	46,830	70,244	Options to purchase 46,830 shares vest on 2/28/10 and options to purchase 70,244 shares must be exercised by 7/08/18	$0
2/12/09	$60.19	154,763	51,587	103,176	154,763	Options to purchase 103,176 shares vest on 2/28/10 and options to purchase 154,763 shares must be exercised by 2/11/19	$2,332,809

Restricted Share Award:
7/21/07	N/A	39,595	26,396	13,199	13,199	13,199 unvested shares vest on 2/28/10	$1,092,877

Performance-Based Contingent Deferred Units: (2)
7/9/08	N/A	25,288	0	25,288	25,288	Full 25,288 units retained as if employed thru 12/31/10, and to be distributed 3/15/11	$707,940
2/12/09	N/A	75,029	0	75,029	75,029	Full 75,029 units retained as if employed thru 12/31/11, and to be distributed 3/15/12	$3,962,394

Total:		364,919	101,397	263,522	338,523		$7,996,020

(1)	Based on the closing price of the Company’s shares on the NYSE on December 31, 2009, which was $82.80, this amount represents the value of awards that would have been forfeited but for the action of the Executive Compensation Committee.
(2)	Based on the target (100%) payout. The actual number of deferred units received will be determined after the end of the applicable performance cycle and is contingent on the Company’s performance in Total Shareholder Return relative to a sub-group of the Company’s peer group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 26, 2010	By:	/S/ MARGARET C. FITZGERALD
Margaret C. Fitzgerald
Associate General Counsel